LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS




	Know all by these presents, that the undersigned hereby makes,

constitutes and appoints Alan Rosskamm, Betty Rosskamm, James Kerr and

Donald Tomoff and each of them as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:



(1)	prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5
or
such other forms (including any amendments thereto) as may be required by
Section 16 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the

"Exchange Act") with respect to the securities of Jo-Ann Stores, Inc., an

Ohio corporation (the "Company"), with the United States Securities and

Exchange Commission, any national securities exchanges and the Company;



(2)	seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and


(3)	perform any and all
other acts which in the discretion of such attorney-in-fact are determined to be necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The
undersigned acknowledges that:


(1)	this Power of Attorney
authorizes, but does not require, each such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information;


(2)	any
documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;



(3)	neither the Company nor such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4)	this Power of Attorney does not
relieve the
undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange
Act.

	The
undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.




This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

	IN WITNESS WHEREOF, the
undersigned has caused this
Power of Attorney to be executed as of this 16th day of November, 2005.




/s/Tracey Thomas
Travis
Signature



Tracey Thomas Travis
Print
Name



STATE OF 	Ohio		   )

)
COUNTY OF
	Summit		)



On this 16th day of November, 2005,
Tracey
Thomas Travis personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.



IN WITNESS WHEREOF, I have hereunto set my hand and official seal.





/s/Wendy E. Stewart
Notary Public



My

Commission Expires: 	May 20, 2009